Exhibit 99.1

Hyperscale Data Announces Advanced Negotiations Toward Executing a Master Services Agreement Expected to Provide 20 Megawatts of Critical AI Compute Capacity at Michigan Data Center Campus Expected to Be Worth in Excess of $1.0 Billion

An Expansion to 52 Megawatts Could Result in an Increase of the Total Value to Over $2.5 Billion Utilizing Approximately 17% of the Potential 300 Megawatts of the Total Eventual Power Capacity at the Michigan Campus

LAS VEGAS--(PR NEWSWIRE) – June 15, 2026 – Hyperscale Data, Inc. (NYSE American: GPUS), an artificial intelligence (“AI”) data center company anchored by Bitcoin (“Hyperscale Data” or the “Company”), today announced that it sees increasingly strong interest in its Michigan data center campus (the “Michigan Campus”) from prospective customers seeking scalable AI infrastructure and high-density GPU-based compute environments and IT infrastructure.

The Company stated that negotiations with a prospective customer have advanced to a stage where management believes that Alliance Cloud Services, LLC (“ACS”), an indirect wholly owned subsidiary of Hyperscale Data, will enter into a master services agreement to provide colocation and related data center services (the “Services”) for AI compute deployments in the coming weeks. As these Services become available, the Company will likely cease all Bitcoin mining operations at the Michigan Campus over several months so that it can focus its available power capacity on these higher margin Services. If the agreement under negotiation is executed, it is expected that the first 10 megawatts (“MWs”) would be operational within 90 days followed by an additional 10 MWs 90 days thereafter.

ACS expects to provide approximately 20 MWs of critical power capacity this year for one potential customer. Agreements of this nature, many of which have a term, including renewal options, of up to 20 years, will typically generate in excess of $1 billion in revenue over a 20-year period. Additionally, ACS intends to deliver an additional approximately 32 MWs of critical power capacity during 2028, and anticipates that such additional power will also be taken by the potential customer. Over a 20-year term, the increased capacity is expected to generate an additional approximately $1.5 billion in total revenue. Accordingly, 52 MWs of total critical power capacity could generate an aggregate of approximately $2.5 billion in total revenue over a 20-year term.

Hyperscale Data believes the Michigan Campus may support significant phased expansion opportunities over time, subject to regulatory approvals, financing, infrastructure availability, engineering studies, utility agreements and other factors. Management believes the Michigan Campus has the potential to support more than 300 MWs of total power capacity.

If the Company proves able to increase the total power capacity at the Michigan Campus to 300 MWs or more, the approximately 20 MWs of power deployment currently under discussion would utilize less than 7% of that total potential capacity. In addition, if the potential customer elects to expand its power consumption to approximately 52 MWs, that would represent no more than 17% of the Michigan Campus' potential total power capacity, leaving the majority of such power capacity available for future growth opportunities.

Management believes this highlights the significant embedded long-term value of the Michigan Campus as a scalable AI infrastructure platform. However, there can be no assurance that the Company will be able to develop, finance, contract for, or otherwise realize all or any portion of such additional capacity.

The Michigan Campus currently supports existing digital infrastructure operations, which management believes provide a foundation for the continued development of additional AI compute capacity. The Company believes that the investment it has made in its Michigan Campus to provide scalable power infrastructure has positioned it to serve the growing needs of AI compute and IT infrastructure demand.

The Company cautions you that these expansion concepts remain preliminary and subject to numerous risks and uncertainties, and there can be no assurance that any expansion capacity will ultimately be available, developed, financed, approved, economically viable or otherwise initiated or continued.

“We are confident in our prospects and believe we will have significant updates for stockholders in the coming days and weeks,” said Will Horne, the Company’s Chief Executive Officer. “We continue to believe our Michigan Campus is positioned to offer top of the line AI compute environments as we continue to make progress with the installation of key infrastructure to support potential customers.”

The Company further noted that while negotiations remain ongoing and no definitive agreements have been finalized, management believes the level of customer engagement validates both the strategic value of the Michigan Campus and the growing demand for scalable AI infrastructure in the United States.

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Through its wholly owned subsidiary Sentinum, Inc., Hyperscale Data owns and operates a data center at which it mines digital assets and offers colocation and hosting services for the emerging AI ecosystems and other industries. Hyperscale Data’s other wholly owned subsidiary, Ault Capital Group, Inc. (“ACG”), is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact.

Hyperscale Data currently expects the divestiture of ACG (the “Divestiture”) to occur in the second quarter of 2027. Upon the occurrence of the Divestiture, the Company would be an owner and operator of data centers to support high-performance computing services, as well as a holder of the digital assets. Until the Divestiture occurs, the Company will continue to provide, through ACG and its wholly and majority-owned subsidiaries and strategic investments, mission-critical products that support a diverse range of industries, including an AI software platform, equipment rental services, defense/aerospace, industrial, automotive and hotel operations. In addition, ACG is actively engaged in private credit and structured finance through Ault Lending, LLC, a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141.

On December 23, 2024, the Company issued one million (1,000,000) shares of a newly designated Series F Exchangeable Preferred Stock (the “Series F Preferred Stock”) to all common stockholders and holders of the Series C Preferred Stock on an as-converted basis. The Divestiture will occur through the voluntary exchange of the Series F Preferred Stock for shares of Class A Common Stock and Class B Common Stock of ACG (collectively, the “ACG Shares”). The Company reminds its stockholders that only those holders of the Series F Preferred Stock who agree to surrender such shares, and do not properly withdraw such surrender, in the exchange offer through which the Divestiture will occur, will be entitled to receive the ACG Shares and consequently be shareholders of ACG upon the occurrence of the Divestiture.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235